Exhibit 99.1

Investor and Media Contact

John Bluth Executive Director

Corporate Communications & Investor Relations CV Therapeutics, Inc.

(650) 384-8850

FDA APPROVES RANEXA® FOR FIRST LINE ANTI ANGINAL USE AND ADDS NEW CLAIMS FOR REDUCTION OF VENTRICULAR ARRHYTHMIAS, BRADYCARDIA, NEW ATRIAL FIBRILLATION AND HbA1c

--New labeling reinforces strong safety profile of Ranexa--

--Conference call scheduled for 8:00 a.m. ET/5:00 a.m. PT--

PALO ALTO, Calif., November 6, 2008 – CV Therapeutics, Inc. (Nasdaq: CVTX) announced today that the U.S. Food and Drug Administration (FDA) has approved a new, first line indication for Ranexa® (ranolazine extended-release tablets) for the treatment of chronic angina. The new labeling also provides information showing that Ranexa reduced arrhythmias including ventricular arrhythmias, new onset atrial fibrillation and a potentially dangerous slow heartbeat known as bradycardia in patients with coronary artery disease. In addition, the new labeling states that Ranexa reduces hemoglobin A1c (HbA1c) in patients with diabetes.

According to the revised labeling, Ranexa is indicated for the treatment of chronic angina and may be used alone or in combination with traditional therapies for chronic angina, such as beta blockers, calcium channel blockers and nitrates, and common cardio-protective treatments for cardiovascular disease such as anti-platelet therapy, lipid-lowering therapy, ACE inhibitors and angiotensin receptor blockers.

Ranexa may now be used as part of an optimal medical therapy regimen for chronic angina patients, regardless of whether or not they receive a stent or other medical intervention. Ranexa does not reduce heart rate or blood pressure and, unlike long acting nitrates, Ranexa can be prescribed for patients taking oral erectile dysfunction treatments.

“This important FDA action allows the benefits of Ranexa to be extended to more patients. The new labeling clearly describes the substantial proven safety and efficacy of Ranexa for the treatment of chronic angina, the debilitating cardiac chest pain that affects more than nine million Americans each year,” said Louis G. Lange, CV Therapeutics chairman and chief executive officer.

“Ranexa is a very well tolerated drug that can now be considered among the first drugs to be given to patients with chronic angina. Our commercial organization will actively focus on educating new and existing prescribers about these significant new labeling improvements,” Lange added.

The most frequently reported adverse reactions during treatment with Ranexa in clinical trials were dizziness, headache, constipation and nausea. Complete updated prescribing information will be available at www.cvt.com.

“Ranolazine may now take optimal medical therapy to an entirely new level, and may afford enhanced symptom relief,” said Dr. William Boden, clinical chief, division of cardiovascular medicine, University at Buffalo Schools of Medicine & Public Health and principal investigator of the COURAGE study. “I have seen excellent safety, tolerability and symptom relief in the great majority of chronic angina patients for whom I have prescribed ranolazine,” he added.

“As we have seen in the MERLIN-TIMI 36 trial and in clinical practice, patients with ischemia and angina can be at increased risk for arrhythmias and also often have diabetes. Considering its mechanism of action, established cardiovascular safety and observed reductions in arrhythmias and HbA1c, ranolazine now becomes an even more important drug in our treatment of chronic angina,” said Dr. Eugene Braunwald, Distinguished Hersey Professor of Medicine at Harvard Medical School and chairman of the TIMI Study Group.

These significant new labeling changes were supported by a supplemental new drug application submitted in September 2007 that included data from the 6,560 patient MERLIN-TIMI 36 trial, which showed no adverse trend in death or arrhythmia in a high risk acute coronary syndromes patient population.

The revised labeling includes new language noting that there was a significantly lower incidence of arrhythmias (ventricular tachycardia, bradycardia, supraventricular tachycardia and new atrial fibrillation) in patients treated with Ranexa versus placebo. This difference in arrhythmias did not lead to a reduction in mortality, a reduction in arrhythmia hospitalization or a reduction in arrhythmia symptoms.

The revised labeling also includes new language noting that Ranexa produces small reductions in HbA1c. Though Ranexa should not be considered a treatment for diabetes, Ranexa may be a particularly useful medication for the reduction of chronic angina in this patient population, which is difficult to treat because some anti anginal medications such as beta blockers increase HbA1c.

More than 150,000 patients have been prescribed Ranexa since its initial launch in March 2006.

Conference Call

Company management will webcast a conference call to discuss the FDA approval and third quarter 2008 financial results on Thursday, November 6 at 8:00 a.m. EST, 5:00 a.m. PST, on the Company’s website. To access the live webcast, please log on to the Company’s website at www.cvt.com and go to the Investor Information section. Alternatively, domestic callers may participate in the conference call by dialing (866) 524-6241, and international callers may participate in the conference call by dialing (706) 679-3061. Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call through Thursday, November 13. Domestic callers can access the replay by dialing (800) 642-

1687, and international callers can access the replay by dialing (706) 645-9291; the PIN access number is 68392680.

About Ranexa®

In the United Sates, Ranexa is indicated for the treatment of chronic angina. Ranexa may be used with beta blockers, nitrates, calcium channel blockers, anti-platelet therapy, lipid-lowering therapy, and ACE inhibitors.

In the European Union, Ranexa (ranolazine prolonged-release tablets) is indicated as add-on therapy for the symptomatic treatment of patients with stable angina pectoris who are inadequately controlled or intolerant to first-line antianginal therapies. CV Therapeutics has granted the Menarini Group an exclusive license to commercialize Ranexa in Europe, among other specified territories.

About CV Therapeutics

CV Therapeutics, Inc., headquartered in Palo Alto, California, is a biopharmaceutical company primarily focused on applying molecular cardiology to the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases. CV Therapeutics Ltd. is the company’s European subsidiary based in the United Kingdom.

CV Therapeutics’ approved products in the United States include Ranexa® (ranolazine extended-release tablets), indicated for the treatment of chronic angina, and Lexiscan® (regadenoson) injection for use as a pharmacologic stress agent in radionuclide myocardial perfusion imaging in patients unable to undergo adequate exercise stress. Ranexa® (ranolazine prolonged-release tablets) is approved for use in the European Union as add-on therapy for the symptomatic treatment of patients with stable angina pectoris who are inadequately controlled or intolerant to first-line anti anginal therapies. CV Therapeutics also has other clinical and preclinical drug development candidates and programs.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to research and development and commercialization of products, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including operating losses and fluctuations in operating results; capital requirements; regulatory review and approval of our products; special protocol assessment agreement; the conduct and timing of clinical trials; commercialization of products; market acceptance of products; product labeling; concentrated customer base; reliance on strategic partnerships and collaborations; uncertainties in drug development; uncertainties regarding intellectual property and other risks detailed from time to time in CV Therapeutics' SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.

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